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                                                                    EXHIBIT 99.1

ENVISION DEVELOPMENT CORPORATION CONTACT:
Michael Amideo, Envision Development Corporation,
305-889-1640(wk)/305-632-4040(cell), MICHAELA@PERFUMANIA.COM
MEDIA CONTACTS:
David Politis, Politis Communications, 801-523-3730 (wk)/801-556-8184(cell), DPOLITIS@POLITIS.COM
Jason Olsen, Politis Communications, 801-523-3730, JOLSEN@POLITIS.COM
BROKER CONTACTS:
Leonardo Zangani, L.G. Zangani, 908-788-9660, LGZANGANI@RCN.COM

FOR IMMEDIATE RELEASE

ENVISION DEVELOPMENT CORPORATION EMERGES

MIAMI - February 8, 2000 - In a rapidly-accelerating eBusiness strategy, Envision Development Corporation today emerged as a newly-minted total eBusiness solutions provider.

Executing a previously-announced strategy to develop an aggressive business-to-business (B2B) enterprise, Envision Development Corporation is the new name for the former perfumania.com (AMEX: PF). Earlier this month the two companies announced they had signed a definitive agreement for perfumania.com to acquire all the stock of the Marlboro, Massachusetts-based Envision. Under terms of the definitive agreement, perfumania.com has been granted the rights to use Envision's corporate name effective immediately.

"Our strategic direction is now clear," said Bill Patch, president and chief operating officer of the new Envision Development Corporation. "We will develop industry-leading standards in providing total eBusiness solutions for our customers. We are accelerating into the INTERNETPOWERED(TM) economy."

"The name Envision is symbolic of the value we provide to our customers as we help them transform into an Internet enterprise," said Richard L. Simon, Group President of Envision Development Corporation. "This merger will create many new product and service opportunities enabling Envision to deliver ever increasing eBusiness value so that our customers can prosper in the online Internet economy."

The company will continue to be represented on the American Stock Exchange under the symbol PF, until a new symbol is approved and announced.

Envision Development Corporation (EDC) delivers complete eBusiness products and services that support a wide range of eCommerce applications for customers. Building customized eStructures to replace legacy infrastructure, providing INTERNETPOWERED(TM) products and solutions, and delivering high-quality professional services to business clients, EDC is a rapidly-growing business-to-business enterprise.

                                      # # #

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the company's filings with the SEC, including its Registration Statement on Form S-1.